Exhibit 99.2

Corporate Edge, Inc.

Financial Statements

Year Ended December 31, 2006

Report of Independent Auditors

The Shareholders

Corporate Edge, Inc.

We have audited the accompanying consolidated balance sheet of Corporate Edge, Inc. as of December 31, 2006 and the related consolidated statements of income, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corporate Edge, Inc. at December 31, 2006, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Chicago, Illinois

February 15, 2008

Corporate Edge, Inc.

Balance Sheet

December 31, 2006

Assets
Current assets:
Accounts receivable - net of allowance for doubtful accounts of $199,884	$15,430,763
Inventories	4,137,287
Note receivable - related party	359,451
Prepaid expenses and other current assets	405,502
Total current assets	20,333,003
Property and equipment, net	783,325
Other assets:
Security deposits	182,425
Deferred financing costs - net	37,300
219,725
Total assets	$21,336,053

Liabilities and shareholders’ equity

Current liabilities:
Line of credit	$5,319,421
Accounts payable	6,905,652
Accrued liabilities	5,326,863
Customer deposits	761,064
Total current liabilities	18,313,000
Subordinated note payable - affiliate	2,250,000
Total liabilities	20,563,000
Shareholders’ equity:
Common stock, no par value, 1,000 shares authorized, 400 shares issued and outstanding	—
Additional paid in capital	645,275
Retained earnings	127,778
Total shareholders’ equity	773,053
Total liabilities and shareholders’ equity	$21,336,053

See accompanying notes to financial statements.

Corporate Edge, Inc.

Statement of Income

Year Ended December 31, 2006

Revenue	$57,850,691
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	42,756,237
Gross profit	15,094,454
Operating expenses:
Selling, general, and administrative expenses	13,582,203
Depreciation and amortization	239,707
Income from operations	1,272,544
Other income (expense)
Interest income	142
Interest expense	(627,398)
Total other (expense)	(627,256)
Income before income taxes	645,288
Income tax expense	38,320
Net income	$606,968

See accompanying notes to financial statements.

Corporate Edge, Inc.

Statement of Shareholders’ Equity

Year Ended December 31, 2006

	Common Stock		Additional Paid	Retained
	Shares	Amount	In Capital	Earnings	Total

Balance at December 31, 2005	400	—	$645,275	$482,810	$1,128,085

Net income	—	—	—	606,968	606,968

Distributions to shareholders	—	—	—	(962,000)	(962,000)

Balance at December 31, 2006	400	$—	$645,275	$127,778	$773,053

See accompanying notes to financial statements.

Corporate Edge, Inc.

Statement of Cash Flows

Year Ended December 31, 2006

Cash flows from operating activities
Net income	$606,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	239,707
Bad debt provision	(22,111)
Change in assets
Accounts receivable	(2,406,678)
Inventories	(2,456,604)
Prepaid expenses and other current assets	11,434
Security deposits	(10,867)
Change in liabilities
Accounts payable and accrued expenses	3,780,547
Customer deposits	405,112
Net cash provided by operating activities	147,508
Cash flows from investing activities
Purchases of property and equipment	(419,984)
Issuance of note receivable, net	(359,451)
Net cash used in investing activities	(779,435)
Cash flows from financing activities
Repayments on line of credit	(60,485,856)
Proceeds from the line of credit	62,113,461
Payment for deferred financing costs	(33,678)
Distributions to shareholders	(962,000)
Net cash provided by financing activities	631,927
Net change in cash	—
Cash, beginning of year	—
Cash, end of year	$—

See accompanying notes to financial statements.

Corporate Edge, Inc.

Notes to Financial Statements

December 31, 2006

1.  Description of the Business

Corporate Edge, Inc. (the Company) is a national distributor of promotional products and is principally involved in the design, development and sale of corporate specialty items.

The Company was incorporated in the State of New Jersey on October 5, 1988 and was authorized to do business in New York on January 7, 2003.

2.  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Corporate Edge, Inc. and its wholly owned subsidiary, Screened Image, Inc.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results can differ from those estimates.

Fair Value of Financial Instruments

As of December 31, 2006, the carrying value of the Company’s financial instruments, which consist of accounts receivable, line of credit, and accounts payable, approximate their fair values due to their short term nature.

Revenue Recognition

The Company recognizes revenue for goods sold when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) title transfers to the customer, (3) the fee is fixed and determinable and (4) collectibility is reasonably assured.

Accounts Receivable

Accounts receivable are uncollaterized customer obligations due under normal trade terms.  Invoices require payment within 30 days from the invoice date.  Accounts receivable are stated at the amount billed to the customer.  Interest is not accrued on outstanding balances.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.   Management individually reviews all accounts receivable balances and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.  Fully reserved receivables are reviewed on a monthly basis and uncollectible accounts are written off when all reasonable collection efforts have been exhausted.

Inventory

Inventory is stated at the lower of cost or market.  Cost is determined by the first-in, first-out method, and represents the lower of replacement cost or estimated realizable value.  Inventory consists primarily of finished goods.

Corporate Edge, Inc.

Notes to Financial Statements - (Continued)

Property and Equipment

Property and equipment are stated at cost.  Depreciation and amortization expense is computed using accelerated and straight-line methods over the estimated useful lives of the respective assets.  The estimated useful lives, by asset class, are as follows:

Years
Equipment	3-10
Furniture	7-10
Transportation equipment	6

Leasehold improvements are depreciated using the straight-line method over the shorter of their estimated useful lives or the terms of the related leases.

Advertising

The Company expenses advertising as incurred.  Advertising expense for the year ended December 31, 2006 was $69,880.

Income Taxes

For income tax purposes, the Company has elected to be taxed as a Subchapter “S” Corporation under certain sections of the Internal Revenue Code.  As such, the Company is not obligated to pay federal income taxes, and the individual shareholders assume the responsibility for the payment on their proportionate share of the income of the Company.

As the Company is incorporated in the State of New Jersey and authorized to do business in New York, the Company is obligated to pay state taxes based upon the respective state laws.  Although New Jersey recognizes the Subchapter “S” Corporation, the Company is required to pay New Jersey corporate income taxes which are based on the difference between the corporate rate and the individual tax rate.  New York City does not recognize the Subchapter “S” Corporation.  Therefore, the Company is obligated to pay New York City corporate taxes on income allocable to this jurisdiction.

The Company accounts for income taxes imposed by jurisdictions that do not recognize the Subchapter “S” election pursuant to the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial carrying values of assets and liabilities and their respective tax bases.  The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law.  The Company had no material accrued or refundable income taxes or deferred tax assets or liabilities as of December 31, 2006.

Deferred Financing Costs

Loan fees and other debt issuance costs are deferred and included in non-current assets. Any debt discount is offset against the principal balance of the related loan. Deferred financing costs and debt discount are amortized to interest expense over the term of the related loan (3-10 years) using the effective interest method.

Deferred financing costs were $37,300, net of accumulated amortization of $36,709, as of December 31, 2006.  The amortization included in interest expense for the year ended December 31, 2006 was $66,585.

Corporate Edge, Inc.

Notes to Financial Statements - (Continued)

3.  Property and Equipment

Property and equipment at December 31, 2006 consisted of the following:

Furniture and equipment	$2,729,320
Leasehold improvements	271,709
Transportation equipment	159,464
3,160,493
Less accumulated depreciation	(2,377,168)
$783,325

Depreciation and amortization expense for the year ended December 31, 2006 was $239,707.

4.  Note Receivable — Related Party

The Company has a note receivable from one of its sales representatives which is due on demand and is non-interest bearing.  Under the terms of the note, 20% of all commissions due to the sales representative shall be applied as payment against the note.

5.  Line of Credit

On March 29, 2006, the Company refinanced its revolving line of credit with a new bank increasing the limit to $7,500,000.  Interest on borrowings is payable at 1% above the prime rate (8.25% at December 31, 2006).  As defined in the loan agreement, the maximum availability under the line is limited to 85% of eligible accounts receivables.  The line of credit is secured by a blanket lien on all assets of the Company and is personally guaranteed by the shareholders.  The line of credit expired June 1, 2007 and was renewed effective July 1, 2007 for an additonal one year term.  As of December 31, 2006, the unused portion of the line totaled $2,180,579.

The line of credit contains various financial covenants relating to debt service coverage and debt to equity ratios.  As of December 31, 2006, the Company was in breach of the debt to equity covenant.  Under the terms of the loan agreement, the lender may call the loan if the Company is in violation of any restrictive covenant.  The lender has waived the debt to equity requirement.  Management is not aware of any other violations of these covenants at December 31, 2006.

Interest expense relating to the line of credit was $401,285 for the year ended December 31, 2006.

6.  Subordinated Note Payable - Affiliate

The note payable to affiliate is secured by a second lien on all the Company’s assets.  Under the terms of the note, the loan cannot be repaid until January 3, 2009.  The note bears interest at 6.67% per annum, payable monthly, and is due on or before January 3, 2013, if certain conditions are not met.  Interest expense relating to this note was $150,000 for the year ended December 31, 2006.  Pursuant to a subordination agreement with the Company’s lender, the note is fully subordinate to the Company’s line of credit.

Corporate Edge, Inc.

Notes to Financial Statements - (Continued)

7.  Commitments and Contingencies

Lease Commitments

The Company leases office space under non-cancellable operating leases expiring at various times from January 2007 to December 2011.  The leases contain provisions for payments relating to real estate taxes and operating expenses.  Minimum future rental payments required under these leases for each of the next five years and in the aggregate are as follows:

Years ending December 31,	Amount

2007	$484,127
2008	467,153
2009	507,153
2010	547,153
2011	347,153

Total minimum future rentals	$2,352,739

Total rent expense on all operating leases for the year ended December 31, 2006 was $681,039.

8.  Retirement Plan

The Company has a profit sharing plan that covers substantially all of the Company’s employees.  Contributions to the plan are at the discretion of the shareholders.  For the year ended December 31, 2006, the Company did not make any contributions to the plan.

9.  Capital Structure and Common Stock

At December 31, 2006, the Company had 400 shares of voting, no par value common stock issued and outstanding.  Dividends are paid at the discretion of the Board of Directors.  A distribution of $962,000 was approved and made to the outstanding shareholders during the year ended December 31, 2006.

10.  Significant Customer

During the year ended December 31, 2006, sales to one customer were approximately 33% of the Company’s total revenue.  The amount included in accounts receivable for this customer at December 31, 2006 was approximately $9,738,000.